Exhibit 10.2

AGREEMENT DTR-082-13/D-NK-0117/2013

between

“Russian Television and Broadcasting Network” Federal State Unitary Enterprise

and

“Novy Canal” Closed Joint Stock Company

for provision of telecommunication services for on-air digital ground-based TV broadcasting of “Domashny” Channel as a part of the 2nd digital package

Moscow, Russian Federation

March 14, 2013

“Novy Canal” Closed Joint Stock Company (TV Broadcasting License series TV № 20373 as of April 5, 2013), hereinafter referred to as the Customer represented by Korotkova Nataliya Alexandrovna, the CEO, acting under the Articles, on the one part, and “Russian Television and Broadcasting Network” Federal State Unitary Enterprise (Telecommunication Services License № 107600 as of February 14, 2013), hereinafter referred to as the Performer represented by Mr. Popov Aleksey Yurievich, First Deputy CEO for Economics and Finance, acting under the Power of Attorney № 0112/260 as of May 5, 2012, on the other part, and collectively referred to as the Parties, have agreed as follows:

1.                                      Subject of Agreement

1.1.               The Performer shall render and the Customer shall accept the telecommunication services for on-air digital ground-based TV broadcasting (hereinafter the Services) of “Domashny” Channel (hereinafter the TV Channel) as a part of the 2nd digital package (multiplex) on the territory of the Russian Federation subject to effective licenses of the Parties and the present Agreement, including services for receipt of the TV Channel’s signal and its over-the-air transmission in the localities listed in the Attachment 1 to this Agreement.

The Performer shall make all preparatory actions necessary to start the on-air digital ground-based broadcasting, including entering into the Lease Agreement for satellite resource and    signal flow channel of the TV Channel as a part of a single digital signal to the satellite vehicle, which are necessary to test the operation of technical equipment of the Performer.

1.2.            Nomenclature of Services which the Performer can render to the Customer shall be specified in Attachment 2 hereto.

1.3.            List of the rendered Services, double of multiplex broadcasted in every locality, population coverage, list of technical equipment with the place of installation and characteristics (HQTV, power), term (period) of Services, tariffs and costs of the rendered Services shall be determined by the Parties in the Loading Schedule per each calendar year which is indicated as Attachment 3 hereto (hereinafter the Loading Schedule).

The Loading Schedule specifies the Performer’s technical equipment and third parties (co-performers) employed to render Services, which hereinafter shall be referred to as the Performer’s technical equipment.

Actual date of commencement of Services specified in the Loading Schedule shall be agreed by the Parties in accordance with Section 4 hereto.

1.4.            Attachments signed by the Parties shall form an integral part of this Agreement.

2. Rights and obligation of Parties

2.1.                            The Performer shall undertake to:

2.1.1.                   Render services and coordinate actions with the Customer subject to terms and conditions of this Agreement and regulations listed in Section 11 herein. The list of regulations shall be updated according to further approval of national standards and regulations by the regulating authorities in on-air ground-based digital TV broadcasting and rendering services for on-air ground-based digital TV broadcasting.

2.1.2.                   Transmit the signal of the Customer’s TV Channel as a part of multiplex designed for the relevant territory (time zone) in accordance with the Trunk (satellite) signal flow layout of the TV Channel to the transmitting technical equipment of the Performer and on terms as agreed by the Parties in Attachment 4 hereto.

2.1.3.                   Broadcast the TV Channel observing the characteristics of the TV Channel’s signal specified in Attachment 5 hereto.

2.1.4.                   Render Services accepted for payment subject to Section 4 of the Agreement in accordance with the Loading Schedule in 24h/7days mode in full with no editions, cuts, inserts, overlaps, including crawl line or other information and/or other alterations of the contents of the TV Channel unless such alterations have been agreed with the Customer prior in written.

2.1.5.                   Allow no interruptions in rendering Services; maintain uninterrupted operation of the Performer’s technical equipment and the characteristics of the technical equipment to be in accordance with the requirements specified in regulations of Section 11 of this Agreement.

2.1.6.                   Inform the Customer if there are any interruptions in operation of the Performer’s technical equipment, which have led to suspension (interruption) in rendering Services as well as to variation of characteristics of the Performer’s technical equipment from those specified in the regulations of Section 11 of the Agreement:

• If variations of characteristics occur with the Performer’s technical equipment installed for on-air ground-based digital broadcasting of the TV Channel in locations with the population of more than 100000 people — immediately, but not later than one hour from such variations and subject to clause 10.4.1 of this Agreement;

• If variations of characteristics occur with the Performer’s technical equipment installed for on-air ground-based digital broadcasting of the TV Channel in locations with the population of less than 100000 people — in daily equipment operation reports subject to clause 2.1.8 of this Agreement.

2.1.7.                   Take all reasonable steps to restore the normal operation of the Performer’s technical equipment immediately upon the variations have taken place. Inform the Customer once the normal operation of the technical equipment has been restored:

• If normal operation of the Performer’s technical equipment installed for on-air ground-based digital broadcasting of the TV Channel in locations with the population of more than 100000 people has been restored - immediately, but not later than one hour from such restore subject to clause 10.4.1 of this Agreement;

• If normal operation of the Performer’s technical equipment installed for on-air ground-based digital broadcasting of the TV Channel in locations with the population of less than 100000 people has been restored - in daily equipment operation reports subject to clause 2.1.8 of this Agreement.

2.1.8.                   Submit to the Customer the malfunction report as regards to the Performer’s technical equipment on a daily basis until 10 a.m. Moscow Time for the previous 24-hour period (Moscow Time). The malfunction report shall indicate: location of the technical equipment, the item of the technical equipment, type of malfunction, duration of malfunction (from — to), and reason of malfunction.

2.1.9.                   Submit to the Customer the Overhaul and Maintenance Schedule of the Performer’s technical equipment (hereinafter the Maintenance Schedule) for 2013 up to September 1, 2013.

Submit to the Customer the Loading Schedule and the Maintenance Schedule for the next calendar year not later than October 1 of the present year.

The Loading Schedule for the next calendar year shall indicate:

• List of Services accepted for payment by the Customer as at the date of signing of the Loading Schedule by the Parties for the relevant calendar year, including double of multiplex broadcasted in every locality, population coverage, list of technical equipment with the place of installation and characteristics (HQTV, power), term (period) of Services, tariff and cost of the rendered Services for the next calendar year;

• List of Services to be rendered indicating the double of multiplex broadcasted in every locality, population coverage, list of technical equipment with the place of installation and characteristics (HQTV, power), Services commencement date, tariff and cost of the rendered Services for the relevant calendar year.

2.1.10.            Carry out maintenance and overhaul in accordance with the Maintenance Schedule submitted to the Customer. Periods of scheduled interruptions in rendering Services in accordance with the Routine Maintenance Schedule agreed with the Customer shall be considered in the Loading Schedule and therefore shall be exempt from payment.

2.1.11.               Provide access of the Customer’s representatives to the Performer’s technical equipment used for rendering Services either for joint control instrumentation of electrical characteristics as per Section 3 of the present Agreement or in other cases set forth in this Agreement, observing the order prescribed for the relevant communications facility, as well as to render any other assistance to the Customer in carrying out such instrumentation.

Inform the Customer on the commissioning date of the Automated Monitoring System of the Performer’s technical equipment operation and agree with the Customer on the procedures of the Customer’s access to the aforementioned system as to obtain the operation report of the Performer’s technical equipment.

2.1.12.               Maintain (see the other co-performers to do the same) all approvals, licenses and other documents necessary for rendering Services hereunder timely, independently and at its own cost.

The Performer shall submit to the Customer the copies of the aforementioned documents within 5 (five) business days from the date of the Customer’s request as set forth in Section 4 of the present Agreement.

2.1.13.            Arrange financial settlements with the Customer for the Services subject to provisions of Section 5 and 6 of the present Agreement.

2.1.14.            Inform the Customer on adjustment procedures of a Single-Frequency Network with a view to put new telecommunication facilities into service as a part of Single-Frequency Network. A Single-Frequency Network shall mean the network of on-air digital broadcasting in which several transmitters synchronically emit the same signal in one frequency channel (hereinafter the Single-Frequency Network), as well as to inform the Customer on interruptions in broadcasting of the TV Channel to configure the Single-Frequency Network in order set forth in clause 10.4.1 herein, on initiation of adjustment procedures of the Single-Frequency Network — not less than 10 (ten) business days prior, on termination of the procedure — not later than 1 (one) business day.

Period (date and duration) of interruption in broadcasting of the TV Channel to carry out the adjustment procedures of the Single-Frequency Network shall be indicated in the daily operation reports of the Performer’s technical equipment, in the Protocol of the results and shall be exempt from payment.

2.2.                              The Performer shall be entitled to:

2.2.1.                     Suspend rendering Services in case of emergency situation on the Performer’s technical equipment used for rendering Services and carry out repair and restoration works with immediate notification to the Customer subject to clause 2.1.6 of the Agreement. Date and time of emergency interruption shall be indicated in the malfunction report of the Performer’s technical equipment (clause 2.1.8 of the Agreement) and shall be exempt from payment.

2.2.2.             Use communication networks of other operators (co-performers) to render Services hereunder in accordance with available approvals.

The Performer shall be liable for the activities of employed third parties, as for its own actions.

2.3.                              The Customer shall undertake to:

2.3.1.            Provide the TV Channel’s signal flow to the input of the Performer’s technical equipment in 24h/7days mode in accordance with the TV Channel’s Signal Flow Diagram to the Performer’s technical equipment (Attachment 6 hereto).

2.3.2.            Ensure the technical characteristics of the TV Channel’s signal that goes to the input of the Performer’s technical equipment in accordance with the TV Channel’s Signal Flow Diagram and regulations set forth in Section 11 herein.

2.3.3.            Coordinate activities with the Performer subject to terms and conditions of the present Agreement and regulations set forth in Section 11 herein.

2.3.4.            Arrange financial settlements with the Performer for the Services subject to provisions of Section 5 and 6 of the present Agreement.

2.3.5.            Before November 1 of the present year to coordinate the Loading Schedule and the Maintenance Schedule for the next calendar, received from the Performer subject to clause 2.1.9 of the Agreement.

2.3.6.            Reimburse the Performer’s expenses on lease of satellite resource and signal flow channel of the TV Channel as a part of a single digital signal to the satellite vehicle to prepare for launching the on-air digital ground based broadcasting of the TV Channel subject to Section 5 of the Agreement.

2.4.                                The Customer shall be entitled to:

2.4.1.                   Control the operation of the Performer’s technical equipment by carrying out scheduled and unscheduled control instrumentation of its performance subject to provisions of Section 3 herein and regulations set forth in Section 11 herein.

2.4.2.                   Visit telecommunication facilities of the Performer to carry out joint control instrumentation of the Performer’s technical equipment and in other cases provided for in this Agreement, observing the prescribed for the relevant communications facility.

2.4.3.                   To receive the information from the Performer at the request and due to rendering Services hereunder.

2.4.4.                   Interrupt the TV Channel’s signal flow to the Performer’s technical equipment in emergency situations with prompt notification of the Performer subject to provisions of clause 10.4.1 herein. The Customer shall immediately inform the Performer of restore of signal flow as provided for in clause 10.4.1 of this Agreement.

2.5.                             The Parties shall be obliged to:

2.5.1.                   Approve the Loading Schedule for the next calendar year by entering into the Addendum to the present Agreement before December 31 of the present year once the Loading Schedule and the Maintenance Schedule for the next calendar year have been approved subject to provisions of clauses 2.1.9 and 2.3.5 of the Agreement.

3.                                      Arrangement and control procedures of technical equipment

3.1.              Control of operation performance of the Performer’s technical equipment shall be made in accordance with regulations of Section 11 herein.

3.2.                  Control of performance of the Performer’s technical equipment and of TV image quality with interruption of rendering Services shall be made during the scheduled maintenance operations as agreed by the Parties in the Maintenance Schedule.

Control of performance of the Performer’s technical equipment and of TV image quality with no interruption of rendering Services shall be made at:

• joint control instrumentation upon the Customer’s preliminary request forwarded to the Performer not less than 72 hours prior to such instrumentation;

• joint field instrumentation to clarify (determine) the coverage areas of the Performer’s technical equipment upon the Customer preliminary request forwarded to the Performer not less than 72 hours prior to such instrumentation;

• on-air control in accordance with the regulations of Section 11 herein.

Refuse to carry out joint instrumentation shall be forwarded to the Customer not less than 24 hours prior to the agreed date specifying the new date of joint instrumentation subject to approval.

3.3.                            If there are deviations of the Customer’s TV Channel signal to the Performer’s telecommunication network, the claims on operation of the Performer’s technical equipment as regards to the aforementioned deviations shall not be accepted. In such case the Performer shall send to the Customer a notification on the matter within 1 (one) hour from such deviations have taken place which shall specify the deviated value.

3.4.                             Results of joint instrumentation shall be made in form of Protocol of instrumentation which shall be signed by the representatives of the Performer and the Customer authorized by Power of Attorneys, in two copies, one for each Party.

If either Party fails to attend the joint instrumentation the other Party shall make it independently and the Protocol of instrumentation shall therefore be valid if signed by one Party.

3.5.              If instrumentation is made by the equipment which has not passed state certification and check, such instrumentation shall be deemed null and void.

3.6.                            The Customer shall be entitled to engage representatives of Radiofrequency Center of the relevant federal okrug to participate in joint instrumentation of the Performer’s technical equipment.

The Customer shall inform the Performer of the date of instrumentation of the Performer’s technical equipment with the assistance of representatives of Radiofrequency Center of the relevant federal okrug not later than 30 (thirty) calendar days prior to such date.

The Performer shall be obliged to ensure the possibility to carry out joint instrumentation of the Performer’s technical equipment with the attendance of representatives of Radiofrequency Center of the relevant federal okrug, including by providing access to the Performer’s technical equipment.

4.                                      Arrangement procedures for Services commencement date

4.1.                             The Customer shall be entitled to participate in the work of the Commission on putting the new Performer’s technical equipment into service as regards to check its performance and approvals as well as to sign the documents of the Commission.

The Performer shall submit to the Customer the written notification on the date of Commission on putting the Performer’s technical equipment into service not less than 10 (ten) days prior to the date when it starts its work.

4.2.                             The Performer shall submit to the Customer the written notification to agree on the date of commencement of and payment for Services on the Performer’s technical equipment put into service specified in the Loading Schedule for the present year, and such notification shall include the list of Services, list of the Performer’s technical equipment, place of its installation and characteristics (HQTV, power), Services commencement date, as well as reference to the electronic database containing the following documents which confirm putting the Performer’s technical equipment into service and the Performer’s right to render communication Services:

• The documents that confirm putting the telecommunications facility into service, including the Acceptance Deed of the finished facility issued by the Commission (form KS-14);

• Protocols of instrumentation of performance of the Performer’s technical equipment;

• Permission on radiofrequencies and radiofrequency channels (for transmitting technical equipment of the Performer);

• Registration certificate for radio electronic equipment (for transmitting technical equipment of the Performer);

• Telecommunication network diagram with the use of the Performer’s technical equipment to be put into service;

• Maintenance and Overhaul Schedule of the Performer’s technical equipment to be put into service up to the end of the present year;

• Estimated coverage area layout for the Single-Frequency Network and transmitting technical equipment which is not the part of the Single-Frequency Network, in electronic form and in agreed format indicating the performance used at calculations and population of coverage area;

• Protocol of settings of the Single-Frequency Network taking into account the new Performer’s technical equipment to be put into service.

4.3.                             When arranging the Services commencement and payment date as regards to technical equipment of other communication operators (co-performers) put into service, the Performer shall submit to the Customer the necessary approvals subject to clause 4.2 of the Agreement according to the type of the rendered Services, communication network layout, Maintenance and Overhaul Schedule up to the end of the present year.

4.4.                             The Customer shall submit to the Performer within 7 (seven) business days from the date of receipt thereof (clause 4.2 herein) the written notification contacting the Customer’s consent to initiate payment of the Performer’s Services rendered with the help of technical equipment indicated in the relevant notification from the Performer either its reasonable refusal. Grounds for refusal can be the following exclusively: non-provision of documents by the Performer which are necessary for agreement upon the Services commencement date (clause 4.2, 4.3 of the Agreement), or performance mismatch of the Performer’s technical equipment subject to regulation requirements.

4.5.                             If the Customer fails to submit to the Performer the notification containing the consent to initiate the payment of the Performer’s services or reasonable refusal to initiate the payment of Services (clause 4.4 of the Agreement) in period set forth in clause 4.4 herein, the consent to initiate the payment of the Performer’s Services specified in the aforementioned notification (clause 4.2 of the Agreement) shall be deemed received by the Performer.

4.6.                             Services rendered at the Performer’s technical equipment to be put into service shall be accepted for payment from the date specified in the notification in accordance with clause 4.2 herein, but not earlier than the date of approval of the Acceptance Deed of the finished telecommunication facility.

The notification duly signed and sent by the Customer containing the Customer’s approval to initiate the payment of the Performer’s Services taking into account the provisions of clause 4.5 of this Agreement shall be the grounds for commencement of and payment for the Performer’s Services.

4.7.                             Notification to the Performer (clause 4.2 herein) and notification of the Customer (clause 4.4 herein) shall be forwarded by the Parties as set forth in clause 10.4.1 herein.

4.8.                             The Performer shall make measurements of actual coverage area of the Single-Frequency Networks and the Performer’s transmitting technical equipment within the first year of operation of the Performer’s transmitting technical equipment used for rendering TV broadcasting services in localities with population of more than 100000 people, and within two years from the commencement date of operation of the Performer’s technical equipment used for rendering TV broadcasting services in localities with population from 50000 to 100000 people. Actual coverage area layout shall be sent to the Customer in electronic form as agreed in the working format.

5.                                      Terms and procedures of settlement

5.1.                               The calculation of cost of the rendered Services shall be made in accordance with tariffs approved by the Performer and indicated in the Loading Schedule.

The Loading Schedule includes the monthly amount of the Customer’s reimbursement of the Performer’s expenses on lease of the satellite resource and TV Channel’s signal flow channel as a part of single digital signal to the satellite vehicle, necessary to test the operation of the Performer’s technical equipment.

The Value Added Tax (VAT) shall be calculated and paid in accordance with Russian legislation.

If there are any changes to the VAT amount, the payment amount for the Performer’s Services shall be changed accordingly from the date of such changes take effect with no additional approval.

5.2.                               The Performer’s Decree on approval of tariffs for the relevant calendar year shall be sent by the Performer to the Customer as provided for in clause 10.4 herein:

• for 2013 — not later than March 14, 2013;

• for subsequent years — not later than October 1 of the present year.

5.3. The amount of tariffs for Services may be changed not more than once a calendar year, provided that the adjustment of the Performer’s tariffs shall be acceptable within the limits of adjustment of tariffs for the similar services approved by the Federal Tariff Service.

5.4. The Performer shall send the Customer the calculation of estimated cost of Services for the relevant month and the invoice for the advance payment in amount of 50 (fifty) percent from the estimated cost of Services per month on a monthly basis but not later than on 10 (tenth) day of the settlement month.

5.5. The Performer shall submit to the Customer the Protocol of results of technical equipment operation for the settlement month, the invoice as of the final day of the settlement month, Services Deed for the settlement month in two copies, calculation of price of the rendered Services for the settlement month and the account of difference between the actual price of Services specified in the Services cost calculation and the amount of advance payment (clause 5.4 herein) not later than on 10 (tenth) day of the month following the settlement month. The Customer shall return to the Performer one signed copy of the Services Deed or notes thereto not later than 20 (twenty) calendar days from the date of receipt thereof. If the Customer fails to submit the signed Service Deed or notes thereto in due time the Performer’s Services shall be deemed accepted by the Customer as specified in the relevant Service Deed.

The form of the document “Protocol of results of technical equipment operation” shall be included as Attachment 7 hereto.

5.6. The Customer shall pay the invoices specified in clauses 5.4., 5.5., 5.9 herein within 10 (ten) business day from the date of receipt thereof.

5.7. The Customer shall pay for the actual time of Services indicated in the Loading Schedule and accepted for payment as per Section 4 hereof in accordance with the approved tariffs.

5.8. The Customer shall not pay for the interruptions in Services under the Agreement regardless of reasons thereof except for the same have occurred due to the Customer.

5.9. The Customer shall reimburse the Performer’s expenses on lease of the satellite resource and communication channel to transmit the TV Channel’s signal as a part of single digital signal to the satellite vehicle in accordance with the Loading Schedule prior to the date of  commencement by the Performer and payment by the Customer for the Services related to transmission of the TV Channel’s signal to the transmitting technical equipment and on-air digital ground-based transmission of the TV Channel with the use of receiving and transmitting equipment of the Performer installed in the relevant time zone of broadcast (Attachments 3 and 4 herein).

The Performer shall forward to the Customer the reimbursement invoice, the invoice, the deed and the documents that confirm the expenses for the settlement month on a monthly basis before 10 (tenth) day of the month following the settlement month.

5.10. The cost of Services under the Agreement for 2013 in accordance with the Loading Schedule comprises 107 803 670.45 (one hundred and seven million eight hundred and three thousand six hundred seventy) rubles 45 kopecks, including VAT 16 444 627.70 (sixteen million four hundred forty four thousand six hundred twenty seven) rubles 70 kopecks.

The cost of Services for subsequent years shall be determined in form of Addendum to this Agreement.

The cost of the Performer’s Services may vary subject to the terms of the Agreement.

8.                                      Entry into, duration and termination of Agreement

8.1.         The present Agreement shall become effective when signed by the Parties. The validity of the Agreement shall apply to the Parties’ relations hereunder, which arise as of March 1, 2013.

8.2.         The present Agreement shall be valid through March 31, 2023.

8.3.         If neither Party claims the renewal of the Agreement one month prior to its termination the effective period of this Agreement shall be extended to the next calendar year and such effective period may be extended indefinitely for the subsequent years.

8.4.         The Performer shall render Services from the date agreed by the Parties as per Section 4 hereof to the date of termination of this Agreement.

8.5.         Early termination of the Agreement shall be allowed in accordance with the current Russian legislation. In case of early termination the Terminating Party shall inform the other Party in written not later than 6 month prior to the termination.

8.6.         In case of termination the Parties shall undertake to settle for the actually rendered Services in accordance with Section 5 and 6 of the Agreement.

9.                                      Resolution of disputes

9.2.                             All disputes and differences between the Parties which may arise out of this Agreement shall be settled in accordance with Russian legislation in the Arbitration Court of Moscow.

9.3.                             In all other matters not stipulated in this Agreement the Parties shall refer to the current Russian legislation.